UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 7, 2010

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:          86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 11, 2010, China Sky One Medical, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), to report its determination that certain of the Company’s financial statements should no longer be relied upon (as further described below).  This Amendment No. 1 on Form 8-K/A is being filed solely for the purpose of correcting the item number under which the information was submitted.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 7, 2010, management of China Sky One Medical, Inc., a Nevada corporation (the “Company”), determined that the Company’s financial statements for the year ended December 31, 2009, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2010, as amended on March 17, 2010 (the “2009 10-K”), should no longer be relied upon due to an error in such financial statements with respect to the accounting for certain derivative instruments (warrants it issued in 2008 discussed below), which were previously recorded as equity instruments in accordance with generally accepted accounting principles in effect through December 31, 2008.

The Company received comments from the staff of the SEC, which led to the Company’s conclusion that the historical financial statements in the 2009 10-K require restatement to properly record 750,000 common stock purchase warrants, issued in connection with its January 31, 2008 private placement (the “Warrants”), as a derivative liability.

The Company has performed a complete assessment of the Warrants and has concluded that the Warrants are within the scope of Accounting Standards Codification 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity” (“ASC 815-40”), formerly Emerging Issues Task Force Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”), due to the inclusion in the Warrants of a provision requiring a weighted average adjustment to the exercise price of the Warrants in the event the Company issues common stock, or securities convertible into or exercisable for common stock, at a price per share lower than such exercise price.  Accordingly, ASC 815-40, formerly EITF 07-05, which was effective as of January 1, 2009, should have been applied resulting in a reclassification of the warrants as a liability, measured at fair value, with changes in fair value recognized as part of other income or expense for each reporting period thereafter.

After discussions with the Audit Committee of its Board of Directors and the Company’s independent registered public accounting firm, management has determined to file an amended Annual Report on Form 10-K for the year ended December 31, 2009 as soon as practicable, which will contain restated financial statements reflecting the corrections made in response to these accounting errors.

The Company has retained an independent third party to calculate the fair value of the Warrants at the date of adoption of ASC 815-40, as well as at each of March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010.  The Company has not yet received the results of these calculations.  However, based upon preliminary information, which has not been reviewed by its independent registered public accounting firm, the Company expects:

•	to record a derivative liability of between $11.1 million and $12.1 million as of December 31, 2009;

•
to reflect a change in fair value of derivatives as of December 31, 2009 of between $4.0 million and $5.0 million, which will be partially offset by the elimination of a previously recorded liability, in the amount of approximately $1.3 million, in connection with a registration rights obligation related to the Warrants; and

•	to record a gain in the first quarter of 2010 of between $4.5 million and $5.5 million resulting from a reduction in the fair value of the Warrants as of such date.

These corrections will have no impact on the Company’s income from operations or cash flows.

Based on the Company’s assessment of materiality, the Company believes its previously filed Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 will not require restatement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated May 10, 2010*
________________________

* Previously filed with Form 8-K on May 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: May 24, 2010	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President